                                                                     Exhibit 5.2

INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA 91755
                                             Employer Identification Number:
                                               95-1068610
Date:  Feb 11 1997                           File Folder Number
                                               331012231
FIRST AMERICAN FINANCIAL CORPORATION         Person to Contact:
114 EAST FIFTH STREET                          MARGARET LEUNG
SANTA ANA, CA 92701                          Contact Telephone Number:
                                               (213) 725-0905
                                             Plan Name:
                                              THE FIRST AMERICAN FINANCIAL CORP.
                                              401 (K) SAVINGS PLAN
                                             Plan Number:  003

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 12-23-96. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on 11-27-96.

     This determination letter is applicable for the plan adopted on 11-14-94.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a) (4)-1(b) (2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this

                                                             Letter 835 (DO/CG)

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                                      -2-

FIRST AMERICAN FINANCIAL

letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a) (4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                              Sincerely yours,


                                              /s/ STEVEN A. JENSEN

                                              Steven A. Jensen
                                              District Director

Enclosure(s):
Publication 794
Addendum


                                                    Letter 835 (DO/CG)

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                                      -3-

FIRST AMERICAN FINANCIAL


This plan also satisfies the requirements of Code section 401(k).

This plan does not provide for contributions on behalf of participants with less than one thousand hours of service during the plan year and/or does not provide for contributions on behalf of participants not employed on the last day of the plan year. The provision(s) may, in operation, cause this plan to fail the coverage requirements of IRC 410(b) and/or the participation requirements of IRC 401(a)(26). If this discrimination occurs, this plan will not remain qualified.

This letter may not be relied upon with respect to any provisions of the Small Business Jobs Protection Act of 1996.


                                                             Letter 835 (DO/CG)